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Exhibit 10(a) - Consent of Sutherland Asbill & Brennan LLP

SUTHERLAND
 ASBILL &                          1275 Pennsylvania Ave., NW
BRENNAN LLP                        Washington, DC  20004-2415
Attorneys at Law                   Tel: (202) 383-0100
                                   Fax: (202) 637-3593
                                   www.sablaw.com


                              April 23, 1999

  STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

VIA EDGARLINK
-------------

Board of Directors
First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966
New York, NY  10017

Ms. Coleman and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No.3 to the registration statement on Form N-4 for the Separate Account NY-B (File No. 333-16501). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN




                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth

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